UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 14, 2016 (July 8, 2016)

TRITON INTERNATIONAL LIMITED
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Bermuda	001-37827	98-1276572
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Canon’s Court
22 Victoria Street
Hamilton HM 12 Bermuda

(Address of Principal Executive Offices, including Zip Code)

Telephone: (914) 251-9000
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note
On July 12, 2016, TAL International Group, Inc., a Delaware corporation (“TAL”), Triton International Limited, a Bermuda exempted company (the “Company”), Triton Container International Limited, a Bermuda exempted company (“Triton”), Ocean Delaware Sub, Inc., a Delaware corporation and direct wholly owned subsidiary of the Company (“Delaware Merger Sub”), and Ocean Bermuda Sub Limited, a Bermuda exempted company and direct wholly owned subsidiary of the Company (“Bermuda Merger Sub”), completed the transactions contemplated by the previously announced Transaction Agreement, dated as of November 9, 2015, by and among TAL, the Company, Triton, Delaware Merger Sub and Bermuda Merger Sub (as amended from time to time, the “Transaction Agreement”).
Item 1.01 Entry into a Material Definitive Agreement.
On July 12, 2016, the Company entered into indemnification agreements (the “Indemnification Agreements”) with the directors and certain officers of the Company.
Pursuant to the Indemnification Agreements, the Company has agreed to provide each Indemnitee (as defined in the Indemnification Agreements) with contractual assurance of each Indemnitee’s rights to indemnification against litigation risks and expenses, which indemnification is intended to be greater than that which is afforded by the Company’s organizational documents. Under the Indemnification Agreements, the Company agrees to indemnify and hold harmless, and provide advancement of expenses to, each Indemnitee against any and all expenses, liabilities and losses actually and reasonably incurred in connection with any actual, threatened, pending or completed legal proceedings arising out of, or by reason of, each Indemnitee’s service to the Company. Unless determined otherwise by a court of competent jurisdiction, the Company will indemnify and hold harmless any Indemnitee for all expenses, liabilities and losses actually and reasonably incurred by any such Indemnitee, or on any such Indemnitee’s behalf, in defending any such proceeding, if the relevant Indemnitee acted in good faith and in a manner which the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal proceeding, the relevant Indemnitee had no reasonable cause to believe that Indemnitee’s conduct was unlawful.
The foregoing description of the Indemnification Agreements is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the form of Indemnification Agreement filed as Exhibit 10.1 hereto, which is incorporated by reference herein in its entirety.
In connection with the entry into the Transaction Agreement, the Company and certain affiliates of Warburg Pincus LLC, and a related entity (“Warburg Pincus”) and Vestar Capital Partners, Inc. (“Vestar” and, collectively with Warburg Pincus, the “Sponsor Shareholders”) entered into shareholder agreements (the agreement with Warburg Pincus, the “Warburg Pincus Shareholders Agreement,” the agreement with Vestar, the “Vestar Shareholders Agreement,” and each, a “Sponsor Shareholders Agreement”), the effectiveness of which was subject to the closing of the Mergers. A summary of the material provisions set forth in the Sponsor Shareholders Agreements was previously reported under the heading “Related Agreements - the Sponsor Shareholders Agreements” in the Registration Statement (as defined below), which summary is incorporated by reference herein in its entirety. On July 11, 2016, (i) the Company and Warburg Pincus entered into an amendment to the Warburg Pincus Shareholders Agreement (the “Warburg Pincus Amendment”), and (ii) the Company and Vestar entered into an amendment to the Vestar Shareholders Agreement (together with the Warburg Pincus Amendment, the “Amendments”). Pursuant to the Amendments, Section 3(e) of Exhibit G to each Sponsor Shareholders Agreement was amended and restated to grant piggyback registration rights to the other Sponsor Shareholder in connection with underwritten shelf takedowns initiated by a Sponsor Shareholder. The foregoing description of the Amendments is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the Warburg Pincus Shareholders Agreement, as amended, filed as Exhibit 10.5 hereto, and to the Vestar Shareholders Agreement, as amended, filed as Exhibit 10.6 hereto. On July 12, 2016, each of the Warburg Pincus Shareholders Agreement and the Vestar Shareholders Agreement, as amended, became effective in accordance with its terms.
In connection with the entry into the Transaction Agreement, the Company and certain Triton shareholders associated with Pritzker family business interests (each, a “Pritzker Shareholder”) entered into shareholder agreements (each, a “Pritzker Lock-Up Agreement”), the effectiveness of which was subject to the closing of the Mergers. A summary of the material provisions set forth in the Pritzker Lock-Up Agreements was previously reported under the heading “Related Agreements - the Pritzker Lock-Up Agreements” in the Registration Statement, which summary is incorporated by reference herein in its entirety. On July 12, 2016, the Pritzker Lock-Up Agreements became effective in accordance with their terms.

Item 2.01 Completion of Acquisition or Disposition of Assets.
The information provided in the Introductory Note and Items 1.01, 3.02, 3.03, 5.01, 5.02, and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.
On July 12, 2016, TAL, the Company, Triton, Delaware Merger Sub and Bermuda Merger Sub completed the transactions contemplated by the previously announced Transaction Agreement.
Bermuda Merger Sub merged with and into Triton (the “Triton Merger”), with Triton continuing as the surviving corporation, and, shortly thereafter, Delaware Merger Sub merged with and into TAL (the “TAL Merger” and, together with the Triton Merger, the “Mergers”), with TAL continuing as the surviving corporation. As a result of the consummation of the Mergers, both Triton and TAL became wholly owned subsidiaries of the Company.
At the effective time of the Triton Merger (the “Triton Effective Time”), each Triton common share (other than Triton common shares held by Triton as treasury shares or that were owned by Triton or any other subsidiary of Triton, in each case immediately prior to the Triton Effective Time, or restricted Triton shares that were converted into restricted Company shares, which were canceled or converted, as the case may be) was converted into the right to receive 0.798655452599506 Company common shares. At the effective time of the TAL Merger (the “TAL Effective Time”), each share of common stock of TAL (other than shares of TAL common stock held by TAL as treasury stock or that were owned by TAL, Delaware Merger Sub or any wholly owned subsidiary of TAL, in each case immediately prior to the TAL Effective Time, and restricted TAL shares that were converted into TAL restricted Company shares, which were canceled or converted, as the case may be, and shares of TAL common stock with respect to which appraisal rights were purported to be exercised) was converted into the right to receive one Company common share. As a result of the Mergers, former TAL stockholders held approximately 45%, and former Triton shareholders held approximately 55%, of the Company common shares outstanding immediately after the closing of the Mergers.
The issuance of Company common shares in connection with the TAL Merger was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s registration statement on Form S-4 (File No. 333-208757), filed with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective on May 9, 2016 (the “Registration Statement”). The proxy statement/prospectus, as amended or otherwise supplemented, forming part of the Registration Statement contains additional information about the Mergers and the related transactions.
On July 12, 2016, the common shares of the Company were registered under Section 12(b) of the Securities Exchange Act of 1934, as amended, and Company common shares issued to former TAL stockholders in connection with the TAL Merger were listed for trading on the New York Stock Exchange under the symbol “TRTN.”
The foregoing description of the Transaction Agreement and the Mergers is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the Transaction Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated by reference herein in its entirety. The Transaction Agreement and its exhibits and this summary are not intended to modify or supplement any factual disclosures about TAL or Triton, and should not be relied upon as disclosure about TAL or Triton without consideration of the information included in the Registration Statement as well as the periodic and current reports and statements that TAL filed with the SEC prior to the TAL Effective Time and the periodic and current reports and statements that the Company will file with the SEC. The terms of the Transaction Agreement and its exhibits govern the contractual rights and relationships, and allocate risks, among the parties in relation to the transactions contemplated thereby. In particular, the representations and warranties made by the parties to each other in the Transaction Agreement reflect negotiations between, and are solely for the benefit of, the parties thereto, and may be limited or modified by a variety of factors, including: subsequent events, information included in public filings, disclosures made during negotiations, correspondence between the parties and disclosure letters to the Transaction Agreement and its exhibits. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time and you should not rely on them as statements of fact.
Item 3.02 Unregistered Sales of Equity Securities.
At the Triton Effective Time, each Triton common share (other than Triton common shares held by Triton as treasury shares or that were owned by Triton or any other subsidiary of Triton, in each case immediately prior to the Triton Effective Time, or restricted Triton shares that were converted into restricted Company shares, which were canceled or converted, as the case may be) was converted into the right to receive 0.798655452599506 Company common shares. As a result of the Triton Merger, former Triton shareholders became entitled to receive, in the aggregate, 40,760,788 Company common shares, as well as cash in lieu of fractional Company common shares. The Company common shares received by former Triton shareholders in connection with the Triton Merger have not been registered under the Securities Act, or any state or foreign securities laws. The issuance of Company common shares to former Triton shareholders in connection with the Triton Merger occurred in a private placement in reliance upon an exemption from registration under the Securities Act, pursuant to Section 4(a)(2) thereof.
Item 3.03 Material Modification to Rights of Security Holders.
On July 12, 2016, immediately prior to the Triton Effective Time, and in connection with the completion of the Mergers, the Bye-Laws of the Company were amended and restated in their entirety.
As a consequence of the amendment and restatement of the Bye-Laws of the Company, the rights of the holders of the common shares of the Company were modified. A comparison of the material differences between the rights of TAL stockholders and the rights of the Company’s shareholders under the amended and restated Bye-Laws was previously reported under the heading “Comparison of Shareholder Rights” in the Registration Statement, which comparison is incorporated by reference herein in its entirety.
The foregoing description of the amended and restated Bye-Laws of the Company is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the amended and restated Bye-Laws of the Company, which are filed as Exhibit 3.2 hereto, and which are incorporated by reference herein in their entirety.
On July 12, 2016, immediately prior to the Triton Effective Time, the Company also increased its authorized share capital from $1 (100 shares of par value $0.01 each) to $3,000,000, by the creation of 293,999,900 common shares of par value $0.01 each and 6,000,000 undesignated shares of par value $0.01 each. As a result of such authorized share capital increase, as of immediately prior to the Triton Effective Time, the authorized share capital of the Company was 300,000,000 shares, divided into 294,000,000 common shares of par value $0.01 each and 6,000,000 undesignated shares of par value $0.01 each.
Item 5.01 Changes in Control of Registrant.
Prior to the Effective Time, the Company was a wholly owned subsidiary of Triton. Immediately following the occurrence of the Effective Time, the Company’s common shares became held by former holders of TAL common stock and former holders of Triton common shares. The Information provided in the Introductory Note and Items 1.01, 2.01, 3.02, 3.03, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
The information provided in the Introductory Note and Item 1.01 (regarding the entry into the Indemnification Agreements) of this Current Report on Form 8-K is incorporated herein by reference.
In connection with the Mergers and immediately prior to the Triton Effective Time, Edward P. Schneider, who was a member of the Board of Directors of the Company (the “Board”) since the Company’s formation, tendered his resignation from the Board, effective as of the Triton Effective Time, and the Company’s sole shareholder elected to the Board, effective as of immediately prior to the TAL Effective Time, each of (1) Brian M. Sondey, (2) Simon R. Vernon, (3) Robert W. Alspaugh, (4) Malcolm P. Baker, (5) Claude Germain, (6) Kenneth Hanau, and (7) John S. Hextall. In addition to the newly elected directors, David A. Coulter and Robert L. Rosner continue their service as directors on the Board.

The Company’s directors and executive officers, as of the Effective Time, are as set forth in the following table, including their names, ages (as of December 31, 2015) and positions at the Company:

Name	Age	Position at the Company

Brian M. Sondey	48	Chairman of the Board, Director and Chief Executive Officer
Simon R. Vernon	57	Director and President
Robert W. Alspaugh	68	Director
Malcolm P. Baker	46	Director
David A. Coulter	68	Director
Claude Germain	48	Director
Kenneth Hanau	50	Director
Robert L. Rosner	56	Lead Director
John S. Hextall	59	Director
John Burns	55	Chief Financial Officer
John O’Callaghan	55	Global Head of Field Marketing and Operations
Biographical information for each director of the Company is set forth below.
(1)Brian M. Sondey is the Chairman, President and Chief Executive Officer of TAL, and has served as a director of TAL since November 2004. Mr. Sondey joined TAL’s former parent, Transamerica Corporation, in April 1996 as Director of Corporate Development. He then joined TAL International Container Corporation in November 1998 as Senior Vice President of Business Development. In September 1999, Mr. Sondey became President of TAL International Container Corporation. Prior to his work with Transamerica Corporation and TAL International Container Corporation, Mr. Sondey worked as a Management Consultant at the Boston Consulting Group and as a Mergers & Acquisitions Associate at J.P. Morgan. Mr. Sondey holds an M.B.A. from The Stanford Graduate School of Business and a B.A. degree in Economics from Amherst College.

(2)Simon R. Vernon has served as Triton’s President and Chief Executive Officer and as a member of the Triton Board since 2003. Before being named President and Chief Executive Officer, Mr. Vernon served as Executive Vice President of Triton beginning in 1999, Senior Vice President beginning in 1996 and Vice President of Global Marketing beginning in 1994. Mr. Vernon also served as Director of Marketing beginning in 1986, responsible for Southeast Asia and China and, beginning in 1991, for all of the Pacific basin. He was named Vice President, Marketing, responsible for the Pacific basin, in 1993. Prior to joining Triton, Mr. Vernon served as chartering manager at Jardine Shipping Limited from 1984 to 1985, as a manager in the owner’s brokering department at Yamamizu Shipping Company Limited from 1982 to 1984 and as a ship broker with Matheson Charting Limited from 1980 to 1982. He holds a B.A. from Exeter University in England.

(3)Robert W. Alspaugh had a 36-year career with KPMG, including serving as the senior partner for a diverse array of companies across a broad range of industries. Mr. Alspaugh has served as a member of the Triton Board, and has chaired Triton’s Audit Committee, since 2012. Mr. Alspaugh has worked with global companies both in Europe and Japan, as well as with those headquartered in the United States. Between 2002 and 2006, when Mr. Alspaugh served as Chief Executive Officer of KPMG International, he was responsible for implementing the strategy of KPMG International, which includes member firms in nearly 150 countries with more than 100,000 employees. Prior to this position, he served as Deputy Chairman and Chief Operating Officer of KPMG’s U.S. Practice from 1998 to 2002. Mr. Alspaugh currently serves on the boards of directors of Autoliv (where he is the Chairman of the Audit Committee and a member of the Compliance Committee), Ball Corporation (where he is the Chairman of the Audit Committee and a member of the Finance Committee) and Verifone Systems, Inc. (where he is the Chairman of the Audit Committee and a member of the Governance and Nominating Committee). Mr. Alspaugh received his B.B.A. degree in accounting from Baylor University, where he graduated summa cum laude.

(4)Malcolm P. Baker has served as a director of TAL since September 2006. Mr. Baker is the Robert G. Kirby Professor and the head of the finance unit of the Harvard University Graduate School of Business, the director of the corporate finance program at the National Bureau of Economic Research, and a consultant for Acadian Asset Management. Mr. Baker holds a B.A. in applied mathematics and economics from Brown University, an M.Phil. in finance from Cambridge University, and a Ph.D. in business economics from Harvard University.

(5)Claude Germain has served as a director of TAL since February 2009. Since 2010 Mr. Germain has been a principal in Rouge River Capital, an investment firm focused on acquiring controlling stakes in private midmarket transportation and manufacturing companies. From 2011 to 2013 Mr. Germain was also President and Chief Executive Officer of SMTC Corporation (NSDQ: SMTX), a global manufacturer of electronics based in Markham, Ontario. From 2005 to 2010, Mr. Germain was Executive Vice President and Chief Operating Officer for Schenker of Canada Ltd., an affiliate of DB Schenker, where he was accountable for Schenker’s Canadian business. DB Schenker is one of the largest logistics service providers in the world. As the former President of a Texas-based third-party logistics firm and a management consultant specializing in distribution for The Boston Consulting Group, Mr. Germain has extensive experience in global logistics. In 2002 and 2007, Mr. Germain won Canadian Executive of the Year in Logistics. Mr. Germain holds an M.B.A. from Harvard Business School and a Bachelor of Engineering Physics (Nuclear) from Queen’s University.

(6)David A. Coulter serves as a Special Limited Partner at Warburg Pincus LLC. Mr. Coulter has served as a member of the Triton Board since 2011 and is also a member of its Compensation Committee. Mr. Coulter joined Warburg Pincus LLC in 2005 and previously served as Head of the Financial Services Group. From 2000 through 2005, Mr. Coulter held a series of positions at J.P. Morgan Chase, including Vice Chairman and member of the Office of the Chairman. He also served as President, Chief Executive Officer and Chairman of the Board of BankAmerica Corporation from 1995 to 1998. Mr. Coulter has been a member of the investment committee of Tiedemann Wealth Management, LLC since March 2014. Additionally, he serves as a director of Aeolus Re, MBIA and Santander Asset Management. Previously, Mr. Coulter has served as a director of Webster Financial Corporation, Sterling Financial Corporation, Metavante Technologies Inc., Pacific Gas & Electric, Strayer University and MasterCard International Inc. Mr. Coulter is also a board member of Lincoln Center, Carnegie Mellon University, Third Way and the Northern California Asia Society. He holds B.S. and M.S.I.A. degrees from Carnegie Mellon University.

(7)Kenneth Hanau has been a director of TAL since October 2012. Mr. Hanau is a Managing Director at Bain Capital Private Equity, a unit of Bain Capital, one of the world’s foremost private investment firms with approximately $75 billion in assets under management. He has significant experience in private equity investing, with specialized focus in the industrial and business services sectors, and currently leads Bain Capital Private Equity’s North American industrials team. Prior to joining Bain Capital in 2015, Mr. Hanau was the Managing Partner of 3i’s private equity business in North America. Mr. Hanau played an active role in investments in the industrial and business services sectors, including Mold Masters, a leading supplier of specialty components to the plastic industry, and Hilite, a global manufacturer of automotive solutions. Previously, Mr. Hanau held senior positions with Weiss, Peck & Greer and Halyard Capital. Before that, Mr. Hanau worked in investment banking at Morgan Stanley and at K&H Corrugated Case Corporation, a family-owned packaging business. Mr. Hanau is a CPA and started his career with Coopers & Lybrand. Mr. Hanau received his B.A. with honors from Amherst College and his M.B.A. from Harvard Business School.

(8)Robert L. Rosner is a Founding Partner and Co-President of Vestar Capital Partners, Inc. Mr. Rosner has served as a member of the Triton Board since 2013 and is also a member of its Compensation Committee. He has been with Vestar Capital Partners, Inc. since the firm’s formation in 1988. Mr. Rosner also heads Vestar Capital Partners’ Diversified Industries and Financial Services Groups. In 2000, Mr. Rosner moved to Paris to establish Vestar Capital Partners’ operations in Europe and served as President of Vestar Capital Partners Europe from 2000 - 2011, overseeing the firm’s affiliate offices in Paris, Milan and Munich. Mr. Rosner was previously a member of the Management Buyout Group at The First Boston Corporation. He is a director of Institutional Shareholder Services Inc., Tervita Corporation and 21st Century Oncology, Inc. Mr. Rosner also served as a director of AZ Electronic Materials, Group OGF, Seves S.p.A., and Sunrise Medical Inc. Mr. Rosner is also a member of the Graduate Executive Board of The Wharton School of the University of Pennsylvania and the Board of Trustees of The Lawrenceville School. He received a B.A. in Economics from Trinity College and an M.B.A. with distinction from The Wharton School of the University of Pennsylvania.

(9)John S. Hextall served as President and CEO of the North American Region of Kuehne + Nagel, Inc., a leading global transportation and logistics provider, based in Jersey City, NJ, from 2010 until 2016. Prior to his role at Kuehne + Nagel, Inc., Mr. Hextall had a wide-ranging career at UTi Worldwide Inc. (“Uti”), a non-asset-based supply chain management company with 310 offices and 230 logistics centers in 59 countries and served as a Member of the Uti Management Board from 2005 to 2009. Mr. Hextall held various positions at Uti over the course of 17 years, including Executive Vice President and President of Freight Forwarding from 2008 to 2010, Executive Vice President and Chief Operating Officer from 2007 to 2008 and Executive Vice President and Global Leader of Client Solutions & Delivery from 2006 to 2007. From 2001 to 2006, Mr. Hextall’s roles included President of Uti’s Europe, Middle East and North Africa Region based in London. In 2004, Mr. Hextall assumed the responsibilities of the President of the Americas Region for Freight Forwarding before relocating to Uti’s U.S. corporate offices. Thereafter, Mr. Hextall assumed responsibility for the Asia Pacific and Greater China Regions. From 2000 to 2001, Mr. Hextall served as Managing Director of the Atlantic Region. From 1997 to 2000, Mr. Hextall served as the Managing

Director of Uti Worldwide (UK) Limited, after developing Uti’s Union-Transport N.V. subsidiary in Belgium, where he served as Managing Director from 1993 to 1997. Mr. Hextall served as a director on the respective boards of several Uti subsidiaries, including those in the UK, Germany and Belgium. Prior to his career with Uti, Mr. Hextall worked at BAX Global (formerly Burlington Air Express), where he served as a UK director. Mr. Hextall previously worked at the Booker Group and was a management graduate with Unilever. Since 1980, Mr. Hextall has been a member of the Chartered Institute of Logistics and Transport, and has served as a Roundtable Member of the Council for Supply Chain Management Professionals and The Conference Board’s Global Council for Supply Chain & Logistics based in Brussels. Mr. Hextall received a Bachelor of Science, Combined Honors Degree in Transport Planning & Operations, Urban Planning and Computer Science, at the Faculty of Engineering from Aston University in Birmingham, UK.
Effective as of the Effective Time, the individuals set forth below were designated and appointed to the Nominating and Corporate Governance Committee, the Compensation Committee and the Audit Committee, respectively, of the Board.

Name	Committee Assignment

Robert W. Alspaugh	●	Chair, Audit Committee
Malcolm P. Baker	●	Audit Committee
David A. Coulter	●	Nominating and Corporate Governance Committee
	●	Compensation Committee
Claude Germain	●	Chair, Compensation Committee
	●	Nominating and Corporate Governance Committee
Kenneth Hanau	●	Audit Committee
Robert L. Rosner	●	Chair, Nominating and Corporate Governance Committee
John S. Hextall	●	Compensation Committee
In connection with and effective upon the completion of the TAL Merger, the Board approved amendments to the following plans to provide for the assumption of each of the following plans by the Company and for Triton or TAL common shares, as applicable, underlying awards under such plans to be replaced with common shares of the Company, in accordance with and subject to the terms of the Transaction Agreement: (i) the TAL International Group, Inc. 2014 Equity Incentive Plan (the “2014 TAL Plan”) and (ii) the Triton Container International Limited 2016 Equity Incentive Plan (the “2016 Triton Plan”). No further grants will be made pursuant to the 2014 TAL Plan or the 2016 Triton Plan following the completion of the TAL Merger. The 2014 TAL Plan and the 2016 Triton Plan are attached hereto as Exhibits 10.2 and 10.3 and are incorporated herein by reference.
On July 8, 2016, the Board approved the adoption of the Triton International Limited 2016 Equity Incentive Plan (the “2016 Equity Incentive Plan”). The terms and conditions of the 2016 Equity Incentive Plan are briefly described below. This summary of the 2016 Equity Incentive Plan is not intended to be a complete description of the 2016 Equity Incentive Plan, and is qualified in its entirety by the actual text of the 2016 Equity Incentive Plan to which reference is made.
The maximum number of Company common shares with respect to which awards may be granted under the 2016 Equity Incentive Plan is 5,000,000. To the extent that any shares subject to awards have been canceled, expired, not issued or forfeited for any reason (in whole or in part), such shares will again be available for awards under the 2016 Equity Incentive Plan. Shares subject to awards that have been retained by the Company or delivered to the Company in payment or satisfaction of the purchase price or tax withholding obligations will not be available for subsequent grant under the 2016 Equity Incentive Plan.
The 2016 Equity Incentive Plan will be administered by the Compensation Committee of the Board of Directors, which has the power to determine the eligibility of individuals to receive awards, the types and number of shares subject to awards, the pricing and timing of awards and to establish the terms, conditions, performance criteria and restrictions on awards.
Any of the employees, consultants, directors or any other person providing services to the Company or its affiliates, as determined by the Compensation Committee, may be selected to participate in the 2016 Equity Incentive Plan. The granting of awards under the 2016 Equity Incentive Plan is discretionary and therefore, the Company cannot now determine the number or type of awards to be granted in the future to any particular person or group. These participants may receive one or more of the following awards:

•	Stock Options. Stock options may be granted under the 2016 Equity Incentive Plan, including incentive stock options and nonqualified stock options.

•
Stock Appreciation Rights (SAR). A SAR entitles a participant to receive a payment equal in value to the difference between the fair market value of a share on the date of exercise of the SAR over the exercise price of the SAR, which shall be payable in cash or Company common shares.

•
Restricted Shares. A restricted share award is the grant of Company common shares on a date determined by the Committee, and is subject to substantial risk of forfeiture until specific conditions or goals are met.

•
Dividend Equivalent Rights. The award of Dividend Equivalent Rights permits the Participant to earn an amount equal to the dividends or other distributions payable with respect to Company common shares.

•	Cash Awards. Awards that are payable solely in cash may be granted under the 2016 Equity Incentive Plan, subjected to such conditions and restrictions as the Committee may determine.
The terms and conditions of all awards under the 2016 Equity Incentive Plan will be determined by the Compensation Committee at the time of the grant of the award and will be reflected in the award agreement.
In the event that a Change in Control (as defined in the 2016 Equity Incentive Plan) occurs and a participant’s employment is subsequently terminated by the Company or its affiliates without Cause or by the participant for Good Reason (in each case as defined in the 2016 Equity Incentive Plan) within the two years following the Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges (a) any and all options and SARs granted under the 2016 Equity Incentive Plan shall become immediately exercisable and (b) any restriction periods and restrictions imposed on restricted shares or other awards shall lapse and performance conditions shall be deemed to be fully achieved.
Each award agreement shall set forth the extent to which the participant shall have the right to exercise options and SARs, receive unvested restricted shares and unvested dividend equivalent rights, following termination of service with the Company.
The 2016 Equity Incentive Plan is attached hereto as Exhibit 10.4 and is incorporated herein by reference.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
The information provided in the Introductory Note and Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.
Item 5.07 Submission of Matters to a Vote of Security Holders.
On July 8, 2016, the Board submitted certain matters to the approval of the sole shareholder of the Company as of prior to the Triton Effective Time. These matters included (i) the amendment and restatement of the Bye-Laws of the Company, (ii) the increase in the authorized share capital of the Company, (iii) the approval and appointment of certain individuals to the Board, and (iv) the assumption and adoption of certain equity compensation plans. On July 8, 2016, the sole shareholder of the Company as of prior to the Triton Effective Time adopted resolutions approving the matters described under (i), (ii), (iii) and (iv) above.
The information provided in the Introductory Note and Items 3.03, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

(a)     Financial Statements of Businesses Acquired.
The audited financial statements required by this item were previously reported in, or incorporated by reference into, the Registration Statement.
The unaudited financial statements required by this item are to be filed by amendment not later than 71 calendar days after the date this Current Report is required to be filed.

(b)    Pro Forma Financial Information.
The pro forma financial information required by this item is to be filed by amendment not later than 71 calendar days after the date this Current Report is required to be filed.
(d)     Exhibits

Exhibit No.	Description of Exhibit
2.1
Transaction Agreement, dated as of November 9, 2015, by and among TAL International Group, Inc., Triton International Limited, Triton Container International Limited, Ocean Delaware Sub, Inc. and Ocean Bermuda Sub Limited (incorporated by reference from Annex A to Triton International Limited’s Registration Statement on Form S-4 filed on December 24, 2015 (File No. 333-208757))†

3.1	Amended and Restated Bye-Laws of Triton International Limited, dated July 12, 2016*
10.1	Form of Indemnification Agreement*
10.2	TAL International Group, Inc. 2014 Equity Incentive Plan*
10.3	Triton Container International Limited 2016 Equity Incentive Plan*
10.4	Triton International Limited 2016 Equity Incentive Plan*
10.5	Warburg Pincus Shareholders Agreement, as amended*
10.6	Vestar Shareholders Agreement, as amended*

†
Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant will furnish the omitted schedules to the U.S. Securities and Exchange Commission upon request by the Commission.

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRITON INTERNATIONAL LIMITED

July 14, 2016	By:	/s/ JOHN BURNS
	Name:	John Burns
	Title:	Chief Financial Officer